AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, InfoSearch Media, Inc., a Delaware corporation, with its principal place of business located at 4086 Del Rey Avenue, Marina Del Rey, California 90292, its affiliates, subsidiaries, successors and assigns (the “Company”), and George Lichter, an individual residing at 130 South William Drive, Beverly Hills, California 90211 (the “Executive”) are parties to an Employment Agreement dated January 4, 2006 and effective as of August 23, 2005 (the “Agreement”), which is incorporated herein by reference, and a copy of which is attached hereto as Exhibit A.

WHEREAS, it is the desire of the Company and the Executive to amend Section 6(a) of the Agreement to increase the Executive’s base salary; and

WHEREAS, the Company and the Executive have agreed to memorialize this written amendment to the Agreement (the “Amendment”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree to amend the Agreement as follows:

1.  Definitions. Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have their meanings as defined in the Agreement.

2.  Effective Date. The parties intend that this Amendment shall apply retroactively to July 1, 2006 (the “Effective Date”), such that the above language shall be deemed to have been included in the Agreement as of that date.

3.  Amended Section 6(a) of Agreement.

(a)  Section 6(a) of the Agreement is hereby replaced in its entirety as follows:

6. Compensation

(a) Base Salary. During the Term of this Agreement, the Company shall pay and the Executive agrees to accept, in consideration for the Executive’s services hereunder, pro rata bi-weekly payments of the annual salary of $250,000, less all applicable taxes and other appropriate deductions. In addition, the Board shall review the Executive’s base salary annually and shall determine whether upward adjustment is appropriate given the Company’s operating performance over the relevant Term.

4.  Other Sections of Agreement Reaffirmed. All of the other sections of the Agreement remain unchanged and are hereby ratified and reaffirmed as of the date hereof and shall remain in full force and effect.

5.  Severability. Should any term or provision of this Amendment be finally determined by a court of competent jurisdiction to be void, invalid, unenforceable or contrary to law or equity, the offending term shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Amendment (or, as the case may be, the application of provisions to other circumstances) shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

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BY HIS EXEUCTION BELOW, THE EXECUTIVE ACKNOWLEDGES AND STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AMENDMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF.

UNDERSTOOD, AGREED, AND ACCEPTED:

EXECUTIVE	COMPANY

George Lichter	InfoSearch Media, Inc.

/s/ George Lichter	By: /s/ Frank Knuettel, II

Date: 11/3/06	Name: Frank Knuettel, II
Title: CFO
Date: 11/3/06